Exhibit 99.1

Pyramid Oil Company	FOR IMMEDIATE RELEASE:

Pyramid Oil Company Reports Fourth Quarter and Full-Year

Financial Results; Establishes Drilling Objectives for 2013

BAKERSFIELD, Calif. – April 1, 2013 – Pyramid Oil Company (NYSE MKT: PDO) today announced financial results for its fourth quarter and full fiscal year ended December 31, 2012.

Fourth quarter revenue was $1.1 million versus $1.4 million in the same quarter in 2011. The decline was attributable to lower average crude sales prices and a decrease in crude production volumes. The Company realized fourth quarter crude prices per average barrel of oil equivalent (BOE) of $101.62 versus $108.15 per average BOE in the 2011 fourth quarter. The Company’s net revenue share of crude oil sales decreased by approximately 2,250 barrels compared with the same quarter in 2011.

During the fourth quarter, the Company recorded a $237,000 non-cash valuation allowance associated with the Santa Fe #20 well, which was drilled during the first quarter but currently is not producing. The non-recurring charge resulted in a fourth quarter operating loss of $135,000 versus operating income of $435,000 in the comparable quarter last year. Fourth quarter net loss was $91,000, or $0.02 per share, versus net income of $344,000, or $0.07 per share, in comparable prior-year quarter.

For the full fiscal year, revenue was $5.0 million versus $5.7 million in 2011. The full-year realized price per average BOE was $105.38 versus $104.78 per average BOE in 2011, while the Company’s net revenue share of crude oil sales decreased by 6,888 barrels versus 2011.

Operating income was $975,000 versus $1.2 million in the prior year, while net income was $778,000, or $0.17 per share, compared with net income of $1.1 million, or $0.23 per share, in 2011. The Company generated operating cash flow of $2.1 million versus $2.5 million during 2011.

Pyramid closed 2012 with cash, cash equivalents and short-term investments of $6.0 million, up from $4.9 million at the end of 2011. Working capital improved to $6.2 million from $5.4 million, while total current assets increased to $7.0 million from $6.1 million. The Company also held $1.1 million in CDs at December 31, 2012. The combined year-end value of the Company’s cash, cash equivalents, short-term investments and CDs was $7.1 million, or $1.51 per share. Pyramid’s balance sheet remained free of long-term debt at the end of the year.

“The enhanced the strength of our balance sheet will allow us to internally fund a more active drilling program during the coming year,” said John Alexander, president and CEO. “One of our primary goals is to re-drill three existing wells on our Delaney Tunnell property in Santa Maria. Two of the wells will be producers, and will be re-drilled into the Monterey Formation at a depth of approximately 6,700 feet. The third well will be re-drilled as a disposal well for production water.”

Mr. Alexander said the wells are currently in the planning and permitting phase, and depending on rig availability, the Company intends to commence re-drilling operations during this year’s third or fourth quarter. The original wells were drilled to a depth of approximately 4,700 feet and produced from the Thomas Sands formation.

“If successful, these wells could represent meaningful additions to our daily production volumes,” Mr. Alexander added. “They also could represent an important step toward our continuous objective of maximizing shareholder value.”

About Pyramid Oil Company

Pyramid Oil Company has been in the oil and gas business continuously since incorporating in 1909. Pyramid acquires interests in land and producing properties through acquisition and lease, and then drills and/or operates crude or natural gas wells in an effort to discover or produce oil and/or natural gas. More information about the Company can be found at: http://www.pyramidoil.com.

Safe Harbor Statement

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the completion and testing of wells. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Factors that could cause or contribute to such differences include, but are not limited to the value of crude oil or the performance of wells.

###

CONTACTS:
John H. Alexander	Geoff High
President and CEO	Principal
Pyramid Oil Company	Pfeiffer High Investor Relations, Inc.
661-325-1000	303-393-7044

PYRAMID OIL COMPANY
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended December 31,		Twelve months ended December 31,

	2012	2011	2012	2011

REVENUES:
Oil and gas sales	$1,087,535	$1,400,768	$4,995,327	$5,689,949

COSTS AND EXPENSES:
Operating expenses	576,893	506,619	1,942,754	1,789,569
General and administrative	209,233	213,404	842,037	879,779
Stock based compensation	0	0	0	43,743
Taxes, other than income
and payroll taxes	30,878	35,805	160,144	137,163
Provision for depletion,
depreciation and amortization	130,163	139,600	649,559	735,231
Valuation allowances	237,711	23,879	237,711	751,263
Accretion expense	6,371	18,521	38,341	45,314
Other costs and expenses	31,268	28,366	149,717	147,330

	1,222,517	966,194	4,020,263	4,529,392

OPERATING INCOME (LOSS)	-134,982	434,574	975,064	1,160,557

OTHER INCOME (EXPENSE):
Interest income	11,108	11,159	42,943	49,863
Other income	200	0	450	500
Interest expense	-223	-561	-1,091	-3,020

	11,085	10,598	42,302	47,343
INCOME (LOSS) BEFORE INCOME
TAX PROVISION (BENEFIT)	-123,897	445,172	1,017,366	1,207,900
Income tax provision (benefit)
Current	-17,879	39,903	81,921	203,203
Deferred	-15,000	61,000	157,900	-90,500
	-32,879	100,903	239,821	112,703

NET INCOME	-$91,018	$344,269	$777,545	$1,095,197

BASIC INCOME
PER COMMON SHARE	-$0.02	$0.07	$0.17	$0.23

DILUTED INCOME
PER COMMON SHARE	-$0.02	$0.07	$0.17	$0.23

Weighted average number of
common shares outstanding	4,685,859	4,683,853	4,685,859	4,683,853

Diluted average number of
common shares outstanding	4,685,859	4,687,580	4,685,859	4,687,580

PYRAMID OIL COMPANY
BALANCE SHEETS

ASSETS

	December 31,	December 31,
	2012	2011
	(Unaudited)	(Audited)

CURRENT ASSETS:
Cash and cash equivalents	$3,834,097	$2,762,676
Short-term investments	2,135,709	2,128,380
Trade accounts receivable	375,090	555,495
Income taxes receivable	73,069	21,169
Crude oil inventory	82,180	118,156
Prepaid expenses and other assets	257,370	255,846
Deferred income taxes	264,400	262,500

TOTAL CURRENT ASSETS	7,021,915	6,104,222

PROPERTY AND EQUIPMENT, at cost
Oil and gas properties and equipment
(successful efforts method)	20,007,453	19,124,558
Capitalized asset retirement costs	425,978	401,242
Drilling and operating equipment	1,966,750	1,956,371
Land, buildings and improvements	1,098,918	1,073,918
Automotive, office and other
property and equipment	1,202,544	1,192,118

	24,701,643	23,748,207
Less: accumulated depletion, depreciation,
amortization and valuation allowances	-20,953,324	-20,091,655

TOTAL PROPERTY AND EQUIPMENT	3,748,319	3,656,552

INVESTMENTS AND OTHER ASSETS
Long-term investments	1,101,526	1,071,984
Deferred income taxes	621,800	781,600
Deposits	250,000	250,000
Other Assets	17,380	17,380

TOTAL INVESTMENTS OTHER ASSETS	1,990,706	2,120,964

TOTAL ASSETS	$12,760,940	$11,881,738

PYRAMID OIL COMPANY
BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31,	December 31,
	2012	2011
	(Unaudited)	(Audited)

CURRENT LIABILITIES:
Accounts payable	$226,759	$88,494
Accrued professional fees	120,000	142,990
Accrued taxes, other than income taxes	70,407	77,471
Accrued payroll and related costs	58,954	51,252
Accrued royalties payable	204,509	224,810
Accrued insurance	94,116	82,428
Current maturities of long-term debt	0	32,285

TOTAL CURRENT LIABILITIES	774,745	699,730

LONG TERM DEBT, net of current maturites	0	22,330

LIABILITY FOR ASSET RETIREMENT OBLIGATIONS	1,327,861	1,278,889

TOTAL LIABILITIES	2,102,606	2,000,949

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock-no par value;
10,000,000 authorized shares;
no shares issued or outstanding	0	0
Common stock-no par value;
50,000,000 authorized shares;
4,683,853 shares issued and
outstanding	1,682,971	1,682,971
Retained earnings	8,975,363	8,197,818

TOTAL STOCKHOLDERS' EQUITY	10,658,334	9,880,789

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,760,940	$11,881,738